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        [LETTERHEAD OF AMERICAN ARTISTS FILM CORPORATION APPEARS HERE]


October 31, 1996

Atlantic International Capital, Ltd.
2200 Corporate Boulevard
Suite 317
Boca Raton, Florida 33431

Attn:  Mr. Norman Hoskin, Chairman and
       Mr. Richard Iammuno, President

Re:    Agreement dated September 27, 1996


       This letter will confirm the termination, effective immediately and without penalty, of such agreement between Atlantic International Capital, Ltd. and American Artists Film Corporation dated September 27, 1996.


Very Truly,

American Artists Film Corporation

By: /s/ Steven D. Brown
    -----------------------
    Chief Executive Officer


Acknowledged and Accepted by:

Atlantic International Capital, Ltd.

By: /s/ Richard Iammuno
    ------------------------
    Richard Iammuno

Title: President and CEO
      ----------------------